Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 52	Trade Date: 7/28/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/31/2003

The date of this Pricing Supplement is July 28, 2003

CUSIP or Common Code:	41013MSB7	41013MSC5	41013MSD3	41013MSE1

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,769,581.25	$1,293,568.00	$2,446,290.00	$2,230,332.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%

Maturity Date:	7/15/2006	7/15/2007	7/15/2008	7/15/2011

Stated Annual Interest Rate:	2.250%	2.750%	3.300%	Step: 3.150% through 7/14/2005, and 5.000% thereafter (unless called)

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly

First Payment Date:	8/15/2003	8/15/2003	8/15/2003	8/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	7/15/2005 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[1]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 52	Trade Date: 7/28/2003
(To Prospectus dated July 22, 2002)	Issue Date: 7/31/2003

The date of this Pricing Supplement is July 28, 2003

CUSIP or Common Code:	41013MSF8	41013MSG6	41013MSH4	41013MSJ0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$1,002,762.00	$1,130,780.00	$4,887,937.50	$16,890,380.00

Discounts and Commissions:	1.400%	1.500%	1.750%	2.750%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.800%	98.800%	98.600%	97.600%

Maturity Date:	7/15/2011	7/15/2013	7/15/2015	7/15/2028

Stated Annual Interest Rate:	4.000%	4.600%	5.000%	5.750%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi

First Payment Date:	8/15/2003	8/15/2003	8/15/2003	1/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	1/15/2006 Callable one time only at 100% on call date above with 30 days notice,	7/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus